Exhibit 99
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                                  PRESS RELEASE

For Further Information Contact:
Robert T. Braswell
President and CEO
Carolina Bank
Phone:  (336) 288-1898

For Immediate Release
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          CAROLINA BANK HOLDINGS ANNOUNCES $3 MILLION PRIVATE PLACEMENT

Robert T. Braswell, CEO of Carolina Bank Holdings, Inc. announced today that the Company successfully completed a private placement of a Trust Preferred Security.

Commenting on the placement, Braswell stated, "We are pleased to complete this transaction because it increases our capital base, which in turn, supports the robust growth we are experiencing. Furthermore, the transaction is a non-dilutive form of additional capital which will enhance shareholder value."

Carolina Bank Holdings, Inc., Greensboro, North Carolina, operates Carolina Bank as a wholly-owned subsidiary. The Bank opened November 25, 1996 and is Greensboro's only full-service community bank. At the end of 2000, the Bank reported total assets had grown 40 percent to $112.5 million; total deposits increased 45 percent to $97.3 million; and net loans increased 32 percent to $83.8 million. The Bank specializes in lending to entrepreneurial-owned businesses and professional associations. The Bank offers an array of value-priced banking products and a seasoned, professional corps of commercial bankers. Customers may access their accounts with a 24-hour telephone banking system. Internet banking is scheduled to begin in the second quarter of 2001. The Bank provides customers with free ATM access by rebating foreign ATM transaction costs.

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